Dauch Corporation Announces Financial Leadership Succession Plan and Executive Realignment Nathan Iles joins as Senior Vice President of Finance with planned transition to CFO. Existing CFO Christopher May to assume role of Chief Administrative Officer DETROIT, MI, October 12, 2026 – Dauch Corporation (Dauch), (NYSE: DCH) today announced a structured succession plan and realignment of its executive leadership team to support the next phase of its long-term profitable growth. Effective November 2, 2026, Nathan Iles will join the company as Senior Vice President of Finance. Following an onboarding period and transition of responsibilities, Mr. Iles will succeed Christopher May as Chief Financial Officer on December 1, 2026. Concurrently, on December 1st, Mr. May will transition into the role of Executive Vice President & Chief Administrative Officer (CAO). In this position, he will retain responsibility for the company’s Information Technology (IT) organization and assume executive oversight of the Human Resources (HR) organization. Reflecting this realignment, Terri Kemp, who previously served as Senior Vice President, Chief of Staff and HR, will retain the vital role of Senior Vice President, Chief of Staff, shifting her full focus toward achieving corporate initiatives and organizational alignment, alongside the CEO until her retirement at the end of the year. All positions will report directly to David C. Dauch, Chairman & Chief Executive Officer of Dauch. "Today’s announcement reflects a proactive strategy to further enhance our leadership team and plan for the future," said David C. Dauch, Chairman and Chief Executive Officer. "Bringing Nathan on initially as Senior Vice President of Finance creates a runway for him to integrate into our business before taking over the CFO role. Transitioning HR to Chris, while maintaining his oversight of IT, leverages his proven operational discipline across two of our most critical internal services departments, allowing Terri to focus entirely on the Chief of Staff role. “As Terri prepares for her well-deserved retirement at the end of the year, I want to extend my deepest personal gratitude for her exceptional leadership, dedicated service, and the invaluable impact she has made on our organizational culture.” Mr. Iles brings over 25 years of finance leadership to Dauch. Most recently, he served as CFO at Standard Motor Products, a global light-duty and heavy-duty automotive supplier. Prior to that role, he held the position of Vice President and CFO at UCI International Holdings. Mr. Iles began his career providing audit and assurance services for both public and private companies at Ernst & Young.

Full executive bios are available at www.dauch.com. About Dauch Dauch Corporation is a premier Driveline and Metal Forming supplier serving the global automotive industry with a powertrain-agnostic product portfolio that supports electric, hybrid, and internal combustion vehicles. The company is headquartered in Detroit, MI, with operations that span 24 countries and more than 175 locations. Visit www.dauch.com to learn more. ### Contacts: Christopher M. Son Vice President, Marketing & Communications +1 (313) 758-4814 Chris.son@aam.com David H. Lim Head of Investor Relations +1 (313) 758-2006 David.lim@aam.com Forward-looking statements In this announcement, Dauch makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect Dauch's future financial position and operating results. The terms such as "will," "may," "could," "would," "plan," "believe," "expect," "anticipate," "intend," "project," "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties related to Dauch include factors detailed in the reports Dauch files with the United States Securities and Exchange Commission (the "SEC"), including those described under "Risk Factors" in its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. Dauch expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.